Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 27th day of August 2026.

Rivercrest Capital Partners LP
By: Rivercrest Capital GP, LLC, its General Partner

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital GP, LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital Partners II LP
By: Rivercrest Capital II GP, LLC, its General Partner

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital II GP, LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Cupola Royalty Direct LLC
By: Rivercrest Cupola LLC, its Managing Member

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Cupola LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member